Exhibit 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED

PROMISSORY NOTE

Principal Amount: $__,000	Issuance Date: ____ __, 2017

Origo Acquisition Corporation, a company incorporated in the Cayman Islands (“Maker”), promises to pay to the order of each of the individuals set forth on Schedule A attached hereto or their respective successors or assigns (each a “Payee” and collectively the “Payees”) the principal sum of _______ Thousand Dollars and No Cents ($__,000) in the amounts set forth on Schedule A attached hereto in lawful money of the United States of America, on the terms and conditions described below. All payments on this promissory note (this “Note”) shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as each Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.       Principal. The principal balance of this Note shall be payable on the earlier of (i) the consummation of the Maker’s initial business combination (the “Business Combination”) (as described in the prospectus contained in Maker’s registration statement on Form S-1 filed with the Securities and Exchange Commission in connection with Maker’s initial public offering (the “IPO”)) or (ii) the liquidation of the Company. The Payees understand that if a Business Combination is not consummated, this Note will not be repaid and all amounts owed hereunder will be forgiven except to the extent that the Maker has funds available to it outside of its trust account established in connection with its initial public offering. Any payment of principal on this Note shall be made to the Payees pro rata with the amount of their loan made hereunder. The principal balance may be prepaid at any time.

2.       Interest. No interest shall accrue on the unpaid principal balance of this Note.

3.       Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4.       Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)       Failure to Make Required Payments. Failure by Maker to pay the principal of this Note within five (5) business days following the date when due.

(b)       Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c)       Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

5.       Remedies.

(a)       Upon the occurrence of an Event of Default specified in Section 4(a), each Payee may, by written notice to Maker, declare this Note to be due and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b)       Upon the occurrence of an Event of Default specified in Sections 4(b) and 4(c), the unpaid principal balance of, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payees.

6.       Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payees.

7.       Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payees, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payees with respect to the payment or other provisions of this Note, and agree that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to them or affecting their liability hereunder.

8.       Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by facsimile or (v) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker, to:

Origo Acquisition Corporation
708 Third Avenue
New York, New York 10017
Attn: Jose Aldeanueva

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Douglas Ellenoff, Esq. and Stuart Neuhauser, Esq.

If to a Payee, to the address of such Payee set forth on Schedule A attached hereto.

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party’s on-line access provider (iv) the date reflected on a signed delivery receipt, or (vi) two (2) Business Days following tender of delivery or dispatch by express mail or delivery service.

9.       Construction. This Note shall be construed and enforced in accordance with the domestic, internal law, but not the law of conflict of laws, of the State of New York.

10.     Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.     Waiver Against Trust. Notwithstanding anything herein to the contrary, each Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account (“Trust Account”) established by Maker in which the proceeds of the IPO and the proceeds of the sale of the units issued in the private placement that occurred prior to the IPO, as described in greater detail in the registration statement and prospectus filed in connection with the IPO, were deposited, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

12.     Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payees.

13.     Assignment. This Note may be assigned by each Payee.

{Remainder of Page Intentionally Left Blank; Signature Page Follows}

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed as of the day and year first above written.

ORIGO ACQUISITION CORPORATION

By:
Name: Edward J. Fred
Title: CEO & President

Schedule A

Name of Payee	Address of Payee	Percentage of Total Principal Amount	Amount of Principal from Payee
Edward J. Fred	338 Edgewood Avenue Smithtown, NY 11787	[●]%	$[●]
Stephen Pudles	69 Farmington Circle Feeding Hills, MA 01030	[●]%	$[●]
Jeff Gutovich	[●]	[●]%	$[●]
TOTAL		100.00%	$[●]